UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Peter C. Howell, a member of the Board of Directors of Libbey Inc., has adopted a prearranged trading plan in accordance with guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934 and with Libbey Inc.’s policies with respect to trading by insiders.

Rule 10b5-1 plans permit corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may, consistent with their personal asset diversification and tax planning strategies, exercise pre-determined stock options and/or buy and sell a pre-determined number of shares of Libbey Inc. stock over a period of time, regardless of whether the insiders become aware of material, non-public information after adopting the plans.

Mr. Howell’s plan, which became effective on December 2, 2014 and will expire on June 30, 2015, contemplates the sale of up to 3,958 shares as specified in the plan. Mr. Howell retains no discretion over trades conducted pursuant to the plan.
Pursuant to Libbey policy, the plan adopted by Mr. Howell precludes any trades from being conducted under the plans during the 30-day period commencing on the effective date of the plans. Additionally, Libbey policy imposes a limit on the number of shares that may be traded on any day under each plan in order to reduce the market impact of trades conducted pursuant to the plans.

Any transactions under the plan will be disclosed publicly through Form 4 and, if applicable, Form 144 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Libbey Inc. Registrant
Date: December 10, 2014	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary